Exhibit 4

KPMG LLP Chartered Accountants 600 - 128 Fourth Avenue South Saskatoon SK S7K 1M8	Telephone (306) 934-6200 Telefax (306) 934-6233 www.kpmg.ca

Accountants’ Consent

PRIVATE AND CONFIDENTIAL

The Board of Directors
Claude Resources Inc.
200,224-4th Avenue S.
Saskatoon, SK S7K 5M5

We consent to the use of our report dated March 1, 2004, included in this annual report on Form 40-F of Claude Resources Inc.

Saskatoon, Canada
May 12, 2004